Exhibit 10.1

Execution Version

AMENDMENT NO. 3 dated as of June 14, 2018 (this “Amendment”), to the CREDIT AGREEMENT dated as of January 21, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement), among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (the “Borrower”), the LENDERS and ISSUING BANKS party thereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, in accordance with Section 2.21 of the Credit Agreement, has delivered to the Administrative Agent a Maturity Date Extension Request dated as of June 14, 2018, requesting the extension of the Revolving Maturity Date and the Term Maturity Date to the date that is five years from the Amendment Effective Date (as defined below) (the “Maturity Date Extension”);

WHEREAS, (a) each Lender holding Revolving Commitments and/or Revolving Loans immediately prior to the consummation of the transactions specified in Section 2 hereof (each, an “Existing Revolving Lender”) and each Lender holding Term Loans immediately prior to the consummation of the transactions specified in Section 2 hereof (each, an “Existing Term Lender” and, together with each Existing Revolving Lender, collectively, the “Existing Lenders”) that executes and delivers a signature page to this Amendment (each, a “Consenting Revolving Lender” or a “Consenting Term Lender”, as applicable, and collectively, the “Consenting Lenders”) at or prior to 9:00 p.m., New York City time, on June 13, 2018 (the “Delivery Time”), will have agreed to the terms of this Amendment upon the effectiveness of this Amendment on the Amendment Effective Date, and (b) each Existing Lender that does not execute and deliver a signature page to this Amendment at or prior to the Delivery Time (each, a “Declining Revolving Lender” or a “Declining Term Lender”, as applicable, and collectively, the “Declining Lenders”) will be deemed not to have agreed to this Amendment and will be subject to the mandatory assignment provisions of Sections 2.18(b), 2.21(c) and 9.02(c) of the Credit Agreement upon the effectiveness of this Amendment on the Amendment Effective Date (it being understood that the interests, rights and obligations of the Declining Lenders under the Loan Documents will be assumed by (i) certain Consenting Lenders and (ii) certain financial institutions that are not Existing Lenders and that are party hereto (each, a “New Revolving Lender” or “New Term Lender”, as applicable, and collectively, the “New Lenders”), in each case in accordance with Sections 2.18(b), 2.21(c), 9.02(c) and 9.04(b) of the Credit Agreement and Sections 2(a) and 2(b) hereof);

WHEREAS, with respect to the foregoing, this Amendment is an amendment entered into pursuant to Section 2.21 of the Credit Agreement to provide for the Maturity Date Extension;

WHEREAS, the Borrower hereby requests that the Revolving Commitment Increase Lenders (as defined below) (a) provide additional Revolving Commitments on the Amendment Effective Date and immediately after giving effect to the Maturity Date Extension in an aggregate amount of $750,000,000 (the “Increase”) (for the avoidance of doubt, the Increase will not be a Revolving Commitment Increase under Section 2.20 of the Credit Agreement) and (b) make Revolving Loans to the Borrower in respect thereof from time to time during the Revolving Availability Period subject to the terms and conditions set forth herein and in the Credit Agreement; and

WHEREAS, each Person party hereto whose name is set forth on Schedule III hereto under the heading “Revolving Commitment Increase Lenders” (each such Person, a “Revolving Commitment Increase Lender”) has agreed (a) to provide a portion of the Increase to the Borrower in the amount set forth opposite its name on such Schedule and (b) to make Revolving Loans to the Borrower in respect thereof from time to time during the Revolving Availability Period subject to the terms and conditions set forth herein and in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Rules of Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2. Maturity Date Extension.

(a) Concerning the Revolving Lenders, the Revolving Commitments and the Revolving Loans.

(i) Subject to the terms and conditions set forth herein, on the Amendment Effective Date and prior to giving effect to the Increase, (A) each New Revolving Lender shall become, and each Consenting Revolving Lender shall continue to be, a “Revolving Lender” and a “Lender” under the Credit Agreement and (B) each New Revolving Lender shall have, and each Consenting Revolving Lender shall continue to have, all the rights and obligations of a “Revolving Lender” and a “Lender” holding a Revolving Commitment or a Revolving Loan under the Credit Agreement and the other Loan Documents.

(ii) Pursuant to Sections 2.18(b), 2.21(c), 9.02(c) and 9.04(b) of the Credit Agreement, on the Amendment Effective Date and prior to giving effect to the Increase, (A) each Declining Revolving Lender shall be deemed to have assigned, delegated and transferred its Revolving Commitments and its Revolving Loans, as applicable, including any participations in LC Disbursements, and (B) each Consenting Revolving

Lender that will be allocated an aggregate amount of the Revolving Commitments as of the Amendment Effective Date that is less than the aggregate amount of Revolving Commitments of such Consenting Revolving Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Revolving Lender by the Administrative Agent prior to the date hereof) shall be deemed to have assigned, delegated and transferred the portion of its Revolving Commitments in excess of such allocated amount (together with a proportionate principal amount of the Revolving Loans and participations in LC Disbursements of such Consenting Revolving Lender), in each case together with all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16 of the Credit Agreement) and obligations under the Loan Documents in respect thereof, to JPMorgan, as assignee, and, in the case of its Revolving Loans and participations in LC Disbursements, at a purchase price equal to par (the “Revolving Loan Purchase Price”). Upon (1) payment to a Declining Revolving Lender of (x) the Revolving Loan Purchase Price with respect to its Revolving Loans and participations in LC Disbursements so assigned, delegated and transferred pursuant to this paragraph (ii) (which shall be paid by JPMorgan) and (y) accrued and unpaid interest and fees and other amounts owing under the Credit Agreement, in each case with respect to the Revolving Commitments and Revolving Loans through but excluding the Amendment Effective Date (which shall be paid by the Borrower), and (2) the satisfaction of the applicable conditions set forth in Sections 2.18(b), 2.21(c), 2.21(e), 9.02(c) and 9.04(b) of the Credit Agreement (but without the requirement of any further action on the part of such Declining Revolving Lender, the Borrower or the Administrative Agent), such Declining Revolving Lender shall cease to be a party to the Credit Agreement in its capacity as a Revolving Lender and a Lender.

(iii) Subject to the terms and conditions set forth herein, on the Amendment Effective Date and prior to giving effect to the Increase, (A) to the extent any Consenting Revolving Lender will be allocated an aggregate amount of the Revolving Commitments as of the Amendment Effective Date that is more than the aggregate amount of the Revolving Commitments of such Consenting Revolving Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Revolving Lender by the Administrative Agent prior to the date hereof), each such Consenting Revolving Lender agrees to assume from JPMorgan the portion of such excess amount (together with a proportionate principal amount of the Revolving Loans and participations in LC Disbursements (in the case of the Revolving Loans and participations in LC Disbursements, at a purchase price equal to par)) and (B) each New Revolving Lender, if any, set forth on Schedule I hereto agrees to assume from JPMorgan Revolving Commitments in an aggregate amount equal to the amount disclosed to such New Revolving Lender by the

Administrative Agent prior to the date hereof (together with a proportionate principal amount of the Revolving Loans and participations in LC Disbursements (in the case of the Revolving Loans and participations in LC Disbursements, at a purchase price equal to par)).

(iv) Each New Revolving Lender, if any, by delivering its signature page to this Amendment on the Amendment Effective Date and assuming Revolving Commitments and Revolving Loans in accordance with Section 2(a)(iii) hereof, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent or any Lenders, as applicable, on the Amendment Effective Date.

(v) The transactions described in this Section 2(a) will be deemed to satisfy the requirements of Sections 2.18(b), 9.02(c) and 9.04 of the Credit Agreement in respect of the assignment of the Revolving Commitments, Revolving Loans and participations in LC Disbursements so assigned, delegated and transferred pursuant to Section 2(a)(ii) hereof, and this Amendment will be deemed to be an Assignment and Assumption with respect to such assignments.

(b) Concerning the Term Lenders and the Term Loans.

(i) Subject to the terms and conditions set forth herein, on the Amendment Effective Date, (A) each New Term Lender shall become, and each Consenting Term Lender shall continue to be, a “Term Lender” and a “Lender” under the Credit Agreement and (B) each New Term Lender shall have, and each Consenting Term Lender shall continue to have, all the rights and obligations of a “Term Lender” and a “Lender” holding a Term Loan under the Credit Agreement and the other Loan Documents.

(ii) Pursuant to Sections 2.18(b), 2.21(c), 9.02(c) and 9.04(b) of the Credit Agreement, on the Amendment Effective Date, (A) each Declining Term Lender shall be deemed to have assigned, delegated and transferred its Term Loans, and (B) each Consenting Term Lender that will be allocated an aggregate principal amount of the Term Loans as of the Amendment Effective Date that is less than the aggregate principal amount of Term Loans of such Consenting Term Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Term Lender by the Administrative Agent prior to the date hereof) shall be deemed to have assigned, delegated and transferred the portion of its Term Loans in excess of such allocated amount, in each case together with all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16 of the Credit Agreement) and obligations under the Loan Documents in respect thereof, to JPMorgan, as assignee, at a purchase price equal to par (the “Term Loan Purchase Price”). Upon

(1) payment to a Declining Term Lender of (x) the Term Loan Purchase Price with respect to its Term Loans so assigned, delegated and transferred pursuant to this paragraph (ii) (which shall be paid by JPMorgan) and (y) accrued and unpaid interest and fees and other amounts owing under the Credit Agreement, in each case with respect to the Term Loans through but excluding the Amendment Effective Date (which shall be paid by the Borrower), and (2) the satisfaction of the applicable conditions set forth in Sections 2.18(b), 2.21(c), 2.21(e), 9.02(c) and 9.04(b) of the Credit Agreement (but without the requirement of any further action on the part of such Declining Term Lender, the Borrower or the Administrative Agent), such Declining Term Lender shall cease to be a party to the Credit Agreement in its capacity as a Term Lender and a Lender.

(iii) Subject to the terms and conditions set forth herein, on the Amendment Effective Date, (A) to the extent any Consenting Term Lender will be allocated an aggregate principal amount of the Term Loans as of the Amendment Effective Date that is more than the aggregate principal amount of the Term Loans of such Consenting Term Lender immediately prior to the Amendment Effective Date (as disclosed to such Consenting Term Lender by the Administrative Agent prior to the date hereof), each such Consenting Term Lender agrees to assume from JPMorgan, at a purchase price equal to par, the portion of such excess amount and (B) each New Term Lender, if any, set forth on Schedule II hereto agrees to assume from JPMorgan, at a purchase price equal to par, Term Loans in an aggregate principal amount equal to the amount disclosed to such New Term Lender by the Administrative Agent prior to the date hereof.

(iv) Each New Term Lender, if any, by delivering its signature page to this Amendment on the Amendment Effective Date and assuming Term Loans in accordance with Section 2(b)(iii) hereof, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Administrative Agent or any Lenders, as applicable, on the Amendment Effective Date.

(v) For purposes of clarity, all Term Loans outstanding immediately prior to the Amendment Effective Date shall continue to be outstanding as Term Loans under the Credit Agreement on and after the Amendment Effective Date, subject to the terms of the Credit Agreement.

(vi) The transactions described in this Section 2(b) will be deemed to satisfy the requirements of Sections 2.18(b), 9.02(c) and 9.04 of the Credit Agreement in respect of the assignment of the Term Loans so assigned, delegated and transferred pursuant to Section 2(b)(ii) hereof, and this Amendment will be deemed to be an Assignment and Assumption with respect to such assignments.

SECTION 3. Revolving Commitment Increase.

(a) Upon the satisfaction of the conditions precedent set forth in Section 6 hereof, but immediately after giving effect to the transactions described in Section 2(a) hereof and subject to paragraph (b) of this Section 3, the Increase shall become effective. Schedule III hereto sets forth the portion of the Increase of each Revolving Commitment Increase Lender as of the Amendment Effective Date (with respect to each Revolving Commitment Increase Lender, such Revolving Commitment Increase Lender’s “Increase Commitment”), and immediately after giving effect to this Amendment, the amount of Revolving Commitments of each Revolving Commitment Increase Lender shall include such Revolving Commitment Increase Lender’s Increase Commitment. Effective as of the Amendment Effective Date, each Revolving Commitment Increase Lender shall be a “Revolving Lender” and a “Lender” under the Credit Agreement and the other Loan Documents, and each Revolving Commitment Increase Lender shall have all the rights and obligations of a “Revolving Lender” and a “Lender” holding a Revolving Commitment or a Revolving Loan under the Credit Agreement and the other Loan Documents. Each Revolving Commitment Increase Lender’s Increase Commitment shall be several and not joint.

(b) On the Amendment Effective Date and after giving effect to the transactions described in Section 2(a) hereof, (i) the aggregate principal amount of Revolving Borrowings outstanding immediately prior to the effectiveness of the Increase (the “Existing Revolving Borrowings”) shall be deemed to be repaid, (ii) each Revolving Commitment Increase Lender that shall have had a Revolving Commitment immediately prior to the effectiveness of the Increase shall pay to the Administrative Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings (as defined below) exceeds (B) (1) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated without giving effect to the Increase) multiplied by (2) the aggregate principal amount of Existing Revolving Borrowings, (iii) each Revolving Commitment Increase Lender that shall not have had a Revolving Commitment immediately prior to the effectiveness of the Increase shall pay to the Administrative Agent in same day funds an amount equal to (A) such Revolving Commitment Increase Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of the Increase) multiplied by (B) the aggregate principal amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Revolving Lender (other than, for the avoidance of doubt, the Revolving Commitment Increase Lender from whom such funds were received) the portion of such funds that is equal to the amount, if any, by which (A) (1) such Revolving Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of the Increase) multiplied by (2) the aggregate principal amount of the Existing Revolving Borrowings exceeds (B) (1) such Revolving Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of the Increase) multiplied by (2) the aggregate principal amount of the Resulting Revolving Borrowings, (v) after the effectiveness of the Increase, the Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Existing Revolving Borrowings and of the Types and for the Interest Periods specified in the Borrowing Request delivered pursuant to Section 6(d) hereof, (vi) each Revolving Lender (including, for the avoidance of doubt, each Revolving Commitment Increase Lender) shall be deemed to hold its Applicable Percentage of the Resulting Revolving Borrowings (calculated after giving effect to the effectiveness of the Increase) and (vii) the Borrower shall pay to each Revolving Lender (prior to the effectiveness of the Increase) any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings, together with any amounts payable pursuant to Section 2.15 of the Credit Agreement in respect of the repayment contemplated by clause (i) of this paragraph (b), in each case as required by and pursuant to the terms of the Credit Agreement. Upon the effectiveness of the Increase, each Revolving Lender immediately prior to the Increase will automatically and without further action be deemed to have assigned to each Revolving Commitment Increase Lender, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to the Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit, in each case held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage.

(c) Each Revolving Commitment Increase Lender, by delivering its signature page to this Amendment on the Amendment Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Lenders, as applicable on the Amendment Effective Date.

(d) Immediately after giving effect to the consummation of the transactions described in Section 2(a) hereof and this Section 3, the aggregate amount of the Revolving Commitments of each Consenting Revolving Lender, New Revolving Lender and Revolving Commitment Increase Lender is set forth opposite such Lender’s name on Schedule I hereto.

SECTION 4. Amendments to the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Specified Third Amendment Effective Date Indebtedness” means any Indebtedness of the Restricted Subsidiaries in the form of notes and any related guarantees (and, for the avoidance of doubt, not any Indebtedness in the form of capital leases and installments, fiber indefeasible right of use agreements or letters of credit) that is set forth on Schedule 6.01 and any Refinancing Indebtedness incurred or issued by any Restricted Subsidiary in respect thereof.

“Specified Third Amendment Effective Date Liens” means any Liens created pursuant to and in connection with the CC Holdings Notes Indenture Documents, the Global Signal Notes Indenture Documents and the Tower Notes Indenture Documents that are set forth on Schedule 6.02 and any Liens relating to Refinancing Indebtedness in respect thereof.

“Third Amendment Effective Date” means June 14, 2018.

(b) Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the text “currently page LIBOR01” in the definition of “Alternate Base Rate” with the text “page LIBOR01 or LIBOR02” and (ii) inserting the following text at the end of the definition of “Alternate Base Rate”:

If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13(b) hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.

(c) Section 1.01 of the Credit Agreement is hereby amended by replacing the pricing grid under the title “Applicable Rate with respect to the Revolving Loans and Term Loans and the Revolving Facility Commitment Fee” in the definition of “Applicable Rate” with the following pricing grid:

Level	Senior Unsecured Debt Rating (S&P / Moody’s / Fitch)	Applicable Rate for LIBOR Loans	Applicable Rate for ABR Loans	Applicable Rate for Revolving Facility Commitment Fee
I	BBB+/Baa1/BBB+ or higher	1.000%	0.000%	0.125%
II	BBB/Baa2/BBB	1.125%	0.125%	0.150%
III	BBB-/Baa3/BBB-	1.250%	0.250%	0.200%
IV	BB+/Ba1/BB+	1.500%	0.500%	0.250%
V	BB/Ba2/BB or lower	1.750%	0.750%	0.350%

(d) The definition of “Arrangers” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Arrangers” means, collectively, (i) prior to the Third Amendment Effective Date, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., RBC Capital Markets1 and TD Securities (USA) LLC, and (ii) on and after the Third Amendment Effective Date, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Third Amendment Effective Date), Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., RBC Capital Markets, TD Securities (USA) LLC and Sumitomo Mitsui Banking Corporation, in each case, in their capacity as the joint lead arrangers and joint bookrunners for the credit facilities provided for herein.

(e) Section 1.01 of the Credit Agreement is hereby amended by replacing each occurrence of the text “clause (p)” in the definition of “Designated Securitization Indebtedness” with the text “clause (p) or clause (q)”.

(f) The definition of “Documentation Agents” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Documentation Agents” means, collectively, (i) prior to the Third Amendment Effective Date, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Royal Bank of Canada and TD Securities (USA) LLC, and (ii) on and after the Third Amendment Effective Date, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Royal Bank of Canada, TD Securities (USA) LLC and Sumitomo Mitsui Banking Corporation.

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

(g) Section 1.01 of the Credit Agreement is hereby amended by replacing the text “August 29, 2022” in each of the definitions of “Revolving Maturity Date” and “Term Maturity Date” with the text “ June 14, 2023”.

(h) Section 1.01 of the Credit Agreement is hereby amended by replacing the text “currently page LIBOR01” in the definition of “LIBO Rate” with the text “page LIBOR01 or LIBOR02”.

(i) Section 1.01 of the Credit Agreement is hereby amended by amending the last sentence of the definition of “Revolving Commitment” in its entirety as follows:

As of the Third Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $4,250,000,000.

(j) Section 1.04 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

Notwithstanding any change in GAAP after the Third Amendment Effective Date (whether or not such change is, as of the Third Amendment Effective Date, scheduled to occur after the Third Amendment Effective Date) which, after giving effect to such change, would (1) have the effect of treating any leased property accounted for as an operating lease prior to such accounting change as a capital lease or liability, (2) reclassify capital leases using different terminology (including “finance leases”) after giving effect to such accounting change or (3) otherwise alter the treatment on the financial statements of the Borrower of any lease or the obligations or payments made or to be made with respect thereto, for all purposes of calculating Indebtedness, the Consolidated Interest Coverage Ratio, the Total Net Leverage Ratio and the Total Senior Secured Leverage Ratio and for any other purpose under this Agreement, the Borrower shall continue to make such determinations and calculations with respect to all leases (whether then in existence or thereafter entered into) in accordance with GAAP (as it relates to such issue) as in effect prior to such change and consistent with past practices.

(k) Section 2.09 of the Credit Agreement is hereby amended by replacing paragraph (a) of such Section in its entirety with the following text:

(a) Subject to adjustment pursuant to Section 2.10(d), the Borrower shall repay Term Borrowings, if any, on the last day of each March, June, September and December, beginning on September 30, 2018, in an aggregate principal amount equal to (i) for each such date occurring on or prior to the second anniversary of the Third Amendment Effective Date, 0.625% of the aggregate principal amount of the Term Borrowings outstanding on the Third Amendment Effective Date, (ii) for each such date occurring after the second anniversary of the Third Amendment Effective Date but on or prior to the fourth anniversary of the

Third Amendment Effective Date, 1.250% of the aggregate principal amount of the Term Borrowings outstanding on the Third Amendment Effective Date and (iii) for each such date occurring after the fourth anniversary of the Third Amendment Effective Date but prior to the Term Maturity Date, 2.500% of the aggregate principal amount of the Term Borrowings outstanding on the Third Amendment Effective Date.

(l) Section 2.13 of the Credit Agreement is hereby amended by (i) adding the text “(including because the LIBO Screen Rate is not available or published on a current basis)” immediately after the text “Adjusted LIBO Rate” in clause (a) of the first paragraph of such Section, (ii) adding a paragraph indication marker “(a)” immediately prior to the first sentence of such Section, (iii) replacing the clause indication markers “(a)” and “(b)” in such Section with the clause indication markers “(i)” and “(ii)”, respectively, and (iv) adding the following new paragraph (b) at the end of such Section:

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (i) of paragraph (a) of this Section have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (i) of paragraph (a) of this Section have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority in Interest of the Lenders of each Class stating that such Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (but, in the case of the circumstances described in clause (ii) of the first sentence of this paragraph, only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(m) Section 3.13 of the Credit Agreement is hereby amended by (a) adding a paragraph indication marker “(a)” immediately prior to the first sentence of such Section and (b) adding the following paragraph (b) at the end of such Section:

(b) As of the Third Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

(n) Article III of the Credit Agreement is hereby amended by adding the following new Section 3.17 at the end of such Article:

SECTION 3.17. Plan Assets; Prohibited Transactions. None of the Borrower or any of its Restricted Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction on the part of and to the knowledge of the Borrower under Section 406 of ERISA or Section 4975 of the Code.

(o) Section 5.01 of the Credit Agreement is hereby amended by (i) adding the text “(i)” immediately prior to the text “such other” in clause (f) of such Section and (ii) adding the following new subclause (ii) to the end of clause (f) of such Section:

and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(p) Section 5.02 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (c) of such Section, (ii) replacing the period at the end of clause (d) of such Section with the text “; and” and (iii) adding the following new clause (e) immediately after clause (d) of such Section:

(e) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

(q) Section 6.01 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (o) of such Section, (ii) replacing the period at the end of clause (p) of such Section with a semicolon and (iii) adding the following new clause (q) immediately after clause (p) of such Section:

(q) (i) other Indebtedness of Restricted Subsidiaries so long as (A) at the time of the incurrence of such Indebtedness, no Event of Default exists or would be caused thereby and (B) the aggregate principal amount outstanding of such Indebtedness incurred under this clause (q) does not exceed, in the aggregate, $5,541,600,000 and (ii) Refinancing Indebtedness in respect of any Indebtedness incurred pursuant to this clause (q).

(r) Section 6.01 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

Notwithstanding anything herein or in any Schedule hereto to the contrary, on and after the Third Amendment Effective Date, (i) the Specified Third Amendment Effective Date Indebtedness shall be deemed not to have been incurred under clause (b) of this Section 6.01, and (ii) any outstanding amount on the Third Amendment Effective Date with respect to the Specified Third Amendment Date Indebtedness shall be deemed to have been incurred under clause (q) of this Section 6.01.

(s) Section 6.02 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

Notwithstanding anything herein or in any Schedule hereto to the contrary, on and after the Third Amendment Effective Date, the Specified Third Amendment Effective Date Liens shall be deemed not to have been incurred under clause (c) of this Section 6.02.

(t) Section 9.02 of the Credit Agreement is hereby amended by adding the text “2.13(b),” immediately prior to the first occurrence of the text “2.20” in paragraph (b) of such Section.

(u) Article IX of the Credit Agreement is hereby amended by adding the following new Section 9.18 at the end of such Article:

SECTION 9.18. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be mutually agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless clause (i) in the immediately preceding paragraph (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in clause (iv) in the immediately preceding paragraph (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that:

(i) none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto);

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v) no fee or other compensation is being paid by such Lender directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 5. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and to each of the Lenders and Issuing Banks that:

(a) This Amendment has been duly authorized, executed and delivered by it and each of this Amendment and the Credit Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects) on and as of the Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(c) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 6. Effectiveness. This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrower, (ii) each Consenting Lender, (iii) each New Lender, (iv) each Issuing Bank, (v) each Revolving Commitment Increase Lender and (vi) Lenders comprising the Required Lenders immediately prior to the Amendment Effective Date, (b) each of the applicable conditions set forth in

Sections 2.18(b), 2.21(c), 2.21(e), 9.02(c) and 9.04(b) of the Credit Agreement shall have been satisfied, (c) each of the representations and warranties set forth in Section 5 hereof shall be true and correct, (d) the Borrower shall have delivered a Borrowing Request with respect to the Resulting Revolving Borrowings, if any, (e) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Borrower, the Loan Documents or the transactions contemplated hereby (including certified resolutions from the board of directors of the Borrower authorizing the execution, delivery and performance of this Amendment), all in form and substance reasonably satisfactory to the Administrative Agent, (f) the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Bank and the Lenders (including the Consenting Lenders, the New Lenders and the Revolving Commitment Increase Lenders) of Cravath, Swaine & Moore LLP, special New York counsel for the Borrower, dated as of the Amendment Effective Date, (g) the Borrower shall (i) be in compliance on a Pro Forma Basis after giving effect to the Increase (and the application of any proceeds therefrom) with the covenants contained in Sections 6.09 (if applicable) and 6.10 of the Credit Agreement recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are required to have been delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Credit Agreement (assuming for purposes of determining compliance with this clause (g) that the Increase is fully drawn as of the last day of such fiscal quarter) and (ii) have delivered a certificate of a Responsible Officer certifying as to compliance with clause (i) above, together with reasonably detailed calculations demonstrating such compliance, (h) the Administrative Agent shall have received a certificate, dated as of the Amendment Effective Date, and signed by a Responsible Officer, confirming compliance with the conditions set forth in Sections 4.02(a) and 4.02(b) of the Credit Agreement, (i) the Lenders (including the Consenting Lenders, the New Lenders and the Revolving Commitment Increase Lenders) shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, in each case to the extent requested in writing to the Borrower not later than five Business Days prior to the proposed Amendment Effective Date, (j) the Administrative Agent shall have received payment of all fees and expenses required to be paid or reimbursed by the Borrower under or in connection with this Amendment, including those expenses set forth in Section 10 hereof, (k) the Borrower shall have paid all unpaid interest and any other amounts (including any breakage costs) in respect of the Existing Revolving Borrowings and, solely to the extent required under Section 2(b)(ii) hereof, the Term Loans of Declining Term Lenders, that have accrued to but excluding the Amendment Effective Date and (l) to the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Third Amendment Effective Date, the Borrower shall have delivered to the Administrative Agent and each Lender that so requests a Beneficial Ownership Certification in relation to the Borrower.

SECTION 7. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrower under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the Amendment Effective Date, any reference in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Applicable Law; Waiver of Jury Trial. (a) THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 9. Counterparts; Amendment. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging shall be effective as delivery of an original executed counterpart of this Amendment. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent, the Issuing Banks and the Lenders party hereto.

SECTION 10. Fees and Expenses.

(a) The Borrower agrees to pay to the Administrative Agent, for the account of each Consenting Lender and each New Lender, a consent fee equal to (i) in the case of Consenting Lenders, the sum of (A) 0.04% of the sum of the aggregate amount of Revolving Commitments and the aggregate principal amount of Term Loans (such sum, the “Exposure”), in each case of such Lender immediately after giving effect to the consummation of the transactions specified in Section 2 hereof but prior to giving effect to the Increase (which amounts shall be capped at the Exposure of such Lender immediately prior to giving effect to the consummation of the transactions specified in

Section 2 hereof) and (B) 0.20% of the excess, if any, of (1) the Exposure of such Lender immediately after giving effect to the consummation of the transactions specified in Section 2 hereof but prior to giving effect to the Increase over (2) the Exposure of such Lender immediately prior to giving effect to the consummation of the transactions specified in Section 2 hereof and (ii) in the case of New Lenders, 0.20% of the Exposure of such Lender immediately after giving effect to the consummation of the transactions specified in Section 2 hereof but prior to giving effect to the Increase. The fees payable pursuant to this Section 10(a) will be paid in dollars in immediately available funds on the Amendment Effective Date and shall not be duplicative of any fees payable pursuant to Section 10(b) below.

(b) The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Commitment Increase Lender, an upfront fee equal to 0.20% of the Increase Commitment of each such Revolving Commitment Increase Lender on the Amendment Effective Date. The fees payable pursuant to this Section 10(b) will be paid in dollars in immediately available funds on the Amendment Effective Date and shall not be duplicative of any fees payable pursuant to Section 10(a) above.

(c) Notwithstanding anything herein to the contrary, with respect to the transactions contemplated by this Amendment, the Administrative Agent hereby agrees to waive payment of the processing and recordation fee of $3,500 to the extent such fee is required under Section 9.04(b)(ii) of the Credit Agreement.

(d) Each Lender that has separately notified the Borrower that it has agreed to waive payment of the break funding costs required to be paid under Section 2.15 of the Credit Agreement in connection with the transactions contemplated by Section 3 hereof hereby agrees to such waiver.

(e) The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 9.03 of the Credit Agreement.

SECTION 11. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

CROWN CASTLE INTERNATIONAL CORP., as the Borrower

By	/s/ Jay A. Brown
	Name:	Jay A. Brown
	Title:	President and Chief Executive Officer

[Amendment No. 3 to Credit Agreement Signature Page]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and an Issuing Bank

By	/s/ Bruce Borden
Name: Bruce Borden
Title: Executive Director

[Amendment No. 3 to Credit Agreement Signature Page]

BANK OF AMERICA, N.A., individually and as an Issuing Bank

By	/s/ Eric Ridgway
Name: Eric Ridgway
Title: Director

[Amendment No. 3 to Credit Agreement Signature Page]

[Lender signature pages on file with the Administrative Agent]

SCHEDULE I

New Revolving Lenders, Consenting Revolving Lenders, and Revolving Commitment

Increase Lender

[On file with the Administrative Agent]

SCHEDULE II

New Term Lenders and Consenting Term Lenders

[On file with the Administrative Agent]

SCHEDULE III

Revolving Commitment Increase Lenders

[On file with the Administrative Agent]